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                                                                   Exhibit 23.1




                            PricewaterhouseCoopers
                            Chartered Accountants
                               Dorchester House
                               7 Church Street
                                   Hamilton
                                Bermuda HM 11







The Board of Directors
Montpelier Re Holdings Ltd.
Mintflower Place
8 Par-la-Ville Road
Hamilton HM 08
Bermuda



March 20, 2003


Dear Sirs,

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Montpelier Re Holdings Ltd. of our report dated February 26, 2003, relating to the combined financial statements, which appear in the Annual Report on Form 10-K of Montpelier Re Holdings Ltd. We also consent to the incorporation by reference of our report dated February 26, 2003, relating to the financial statement schedules, which appear in that Form 10-K.




/s/  PricewaterhouseCoopers
Chartered Accountants
Hamilton, Bermuda